"The Needham Funds, Inc."
10f-3 Transactions
         Shares Purchased
Company Ticker Trade Date Executing Broker Needham Manager or Co-Manager? IPO or Secondary Total Offering Offering Price / Fund Price Paid  Needham Growth Fund Needham Aggressive Growth Fund Needham Small Cap Growth Fund Lead Managers
"REV Group, Inc." REVG 1/27/17 Goldman Sachs No IPO " $12,500,000.00 "  22.00   " 1,435 "  708   433  "Goldman Sachs, BMO Capital Markets, Credit Suisse, Deutsche Bank Securities, Jefferies & Co."
Becle Sab De Cuervo CUERVO 2/9/17 Morgan Stanley No IPO " $476,000,000.00 "  34.00   " 7,094 " " 3,517 " " 2,115 " "Casa de Bolsa Santander, GBM Casa de Bolsa, JP Morgan, Morgan Stanley"
"Hamilton Lane, Inc." HLNE 3/1/17 Morgan Stanley No IPO " $11,880,000.00 "  16.00    287   142   83  "JP Morgan, Morgan Stanley"
"Snap, Inc. Class A" SNAP 3/2/17 Morgan Stanley No IPO " $200,000,000.00 "  17.00   " 1,445 "  716   415  "Morgan Stanley, Allen & Co, Barclays, Credit Suisse, Deutsche Bank, Goldman Sachs, JP Morgan"
"MuleSoft, Inc. Class A" MULE 3/17/17 Goldman Sachs No IPO " $13,000,000.00 "  17.00    139   70   38  "Goldman Sachs, Allen & Co., Bank of America Merrill Lynch, Barclays Capital, JP Morgan Securities "
"Schneider National, Inc" SNDR 4/6/17 Morgan Stanley No IPO " $28,950,000.00 "  19.00    270   144   76  "Morgan Stanley, Bank of America Merrill Lynch, Citigroup Global Markets, Credit Suisse Securities, JP Morgan Securities"
"Okta, Inc. Class A" OKTA 4/7/17 Goldman Sachs No IPO " $11,000,000.00 "  17.00    135   73   38  "Goldman Sachs, Allen & Co, JP Morgan Securities "
Appian Corporation Class A APPN 5/25/17 Morgan Stanley No IPO " $6,250,000.00 "  12.00   " 1,346 "  742   371  "Morgan Stanley & Co, Barclays Capital, Goldman Sachs"
"Blue Apron Holdings, Inc. Class A" APRN 6/29/17 Goldman Sachs Yes IPO " $30,000,000.00 "  10.00   " 1,350 "  745   350  "Goldman Sachs. Barclays Capital, Citigroup Inc., Morgan Stanley, RBC Capital Markets"
"Tintri, Inc." TNTR 6/30/17 Morgan Stanley Yes IPO " $8,570,000.00 "  7.00   " 6,735 " " 3,700 " " 1,755 " "Morgan Stanley, Bank of America Merrill Lynch, Pacific Crest Securities "
Redfin Corporation RDFN 7/28/17 Goldman Sachs No IPO " $9,230,000.00 "  15.00   " 2,993 " " 1,637 "  773  "Goldman Sachs, Allen & Co, Bank of America Merrill Lynch, RBC Capital Markets"
"Agile Therapeutics, Inc." AGRX 8/3/17 William Blair No Secondary " $20,000,000.00 "  3.75    -     -    " 35,000 " "William Blair & Co LLC, Cantor Fitzgerald & Co, RBC Capital Markets"
"Roku, Inc. Class A" ROKU 9/28/17 Morgan Stanley Yes IPO " $15,670,000.00 "  14.00   " 2,085 " " 1,119 "  530  "Morgan Stanley, Allen & Co, Barclays, Citigroup Global Markets, RBC Capital Markets"
OrthoPediatrics Corp. KIDS 10/12/17 Piper Jaffray No IPO " $4,000,000.00 "  13.00    298   160   77  "Piper Jaffray & Co, Stifel"
"Qudian, Inc. ADR" QD 10/18/17 Morgan Stanley Yes IPO " $37,500,000.00 "  24.00    296   161   76  "Morgan Stanley & Co International PLC, China International Capital Corp, Citigroup Global Markets Inc., Credit Suisse, UBS Securities "
"MongoDB, Inc. Class A" MDB 10/19/17 Morgan Stanley No IPO " $8,000,000.00 "  24.00    148   80   40  "Morgan Stanley & Co LLC, Allen & Co, Barclays Capital, Goldman Sachs"
RISE Education ADR REDU 10/20/17 Credit Suisse No IPO " $11,000,000.00 "  14.50    148   80   40  "Morgan Stanley & Co International Limited, Credit Suisse Securities, UBS Securities LLC"
Sea Ltd. ADR Class A SE 10/20/17 Morgan Stanley No IPO " $58,960,000.00 "  15.00    296   160   76  "Goldman Sachs, Credit Suisse Securities LLC, Morgan Stanley & Co International Limited"
Altair Engineering Inc. Class A ALTR 11/1/17 RBC Capital  No IPO " $12,000,000.00 "  13.00   " 2,996 " " 1,620 "  752  "JP Morgan Securities, Deutsche Bank Securities Inc., RBC Capital Markets"
"Funko, Inc. Class A" FNKO 11/2/17 Goldman Sachs No IPO " $10,420,000.00 "  12.00   " 7,497 " " 4,022 " " 1,898 " "Goldman Sachs, Bank of America Merrill Lynch, JP Morgan Securities, Jefferies & Co"
Allena Pharmaceuticals  ALNA 11/2/17 Credit Suisse No IPO " $5,330,000.00 "  14.00   " 7,497 " " 4,022 " " 1,898 " "Credit Suisse Securities USA LLC, Cowen & Co, Jefferies & Co"
Evoqua Water Technologies AQUA 11/2/17 Credit Suisse No IPO " $27,780,000.00 "  18.00    300   161   77  "Credit Suisse Securities USA LLC, Citigroup Global Markets Inc, Goldman Sachs, JP Morgan Securities, RBC Capital Markets"
Aquantia Corp AQ  11/3/17 Morgan Stanley Yes IPO " $6,820,000.00 "  9.00   " 45,090 " " 24,402 " " 11,344 " "Morgan Stanley, Barclays Captial, Deutsche Bank Securities Inc"
Bandwidth Inc. BAND 11/10/17 Morgan Stanley No IPO " $4,000,000.00 "  20.00    602   323   146  "Morgan Stanley, KeyBanc Captial Markets, Robert W Baird & Co"
"SendGrid, Inc." SEND 11/15/17 Morgan Stanley No IPO " $8,200,000.00 "  16.00    596   324   146  "Morgan Stanley, JP Morgan"
Appian Corporation Class A APPN 11/16/17 Morgan Stanley No Secondary " $3,800,000.00 "  20.25   " 5,000 " " 5,000 "  -    "Mnorgan Stanley, Barclays Capital, Goldman Sachs"
"Stitch Fix, Inc" SFIX 11/17/17 JP Morgan No IPO " $8,000,000.00 "  15.00    298   162   72  "Goldman Sachs, Barclays Capital, JP Morgan Securities, RBC Capital Markets"
SailPoint Technologies SAIL 11/17/17 Morgan Stanley No IPO " $20,000,000.00 "  12.00    595   324   145  "Morgan Stanley, Citigroup Global Markets Inc, Jefferies LLC, RBC Capital Markets"
"Casa Systems, Inc." CASA 12/15/17 Morgan Stanley No IPO " $6,000,000.00 "  13.00   " 7,354 " " 3,892 " " 1,911 " "Morgan Stanley & Co LLC, Barclays Capital"